Exhibit 99.1

AEGION CORPORATION REPORTS
2015 FINANCIAL RESULTS

•
Adjusted (non-GAAP) 2015 full year earnings were $1.28 per diluted share from continuing operations compared to adjusted earnings of $1.37 per diluted share in 2014. On a GAAP basis, the 2015 loss was $0.22 per diluted share from continuing operations compared to a loss of $0.88 per diluted share in 2014.

•
Adjusted (non-GAAP) 2015 fourth quarter earnings per diluted share from continuing operations were $0.36 compared to adjusted earnings of $0.48 per diluted share in the fourth quarter of 2014. On a GAAP basis, the fourth quarter 2015 loss was $0.91 per diluted share compared to a loss of $0.90 per diluted share in the prior year quarter.

•
Consolidated cash and cash equivalents at December 31, 2015 were a record $211.7 million, a $36.7 million increase from December 31, 2014. Cash flow from operating activities for the year ended December 31, 2015 was $132.0 million, a $51.2 million increase over the prior year.

•	Consolidated contract backlog at December 31, 2015 was $776.6 million, a 2.4 percent increase from December 31, 2014.

•
Strengthening of the Unites States dollar against various international currencies caused a negative reporting translation, which impacted consolidated revenues by $51.8 million and after-tax operating income by $4.2 million, or $0.12 per diluted share, compared to 2014.

St. Louis, MO - February 29, 2016 - Aegion Corporation (Nasdaq Global Select Market: AEGN) today reported financial results from continuing operations for the full year and fourth quarter 2015. For the full year 2015, GAAP loss from continuing operations was $8.1 million, or $0.22 per diluted share, compared to a loss of $33.3 million, or $0.88 per diluted share in 2014. The losses in 2014 and 2015 were the result of expenses and charges associated with Aegion’s strategic realignment and restructuring plan announced in October 2014 (the “2014 Restructuring”) and the restructuring plan announced in January 2016 (the “2016 Restructuring”). 2015 adjusted earnings were $47.2 million, or $1.28 per diluted share, compared to $52.2 million, or $1.37 per diluted share, in 2014.

For the fourth quarter of 2015, the reported GAAP loss was $32.9 million, or $0.91 per diluted share, compared to loss of $33.7 million, or $0.90 per diluted share, in the prior year. Adjusted earnings from continuing operations were $13.2 million, or $0.36 per diluted share, compared to $18.2 million, or $0.48 per diluted share, for the fourth quarter of 2014.

Adjusted full year and fourth quarter earnings in 2015 and 2014 are defined as GAAP results excluding (where appropriate) restructuring charges, impact from losses on divestitures, long-lived asset and goodwill impairment, acquisition-related expenses, credit facility fees, litigation settlement, reserves for long-dated accounts receivable, and an escrow settlement related to the July 1, 2013 Brinderson acquisition.

Charles R. Gordon, Aegion’s President and Chief Executive Officer, commented, “Aegion successfully managed through the impact from a steep decline in oil prices and a sharp rise of the U.S. dollar in 2015 to deliver solid earnings, a strong balance sheet and record operating cash flows. We took advantage of favorable end markets within Infrastructure Solutions, Energy Services’ downstream business and portions of the midstream pipeline market for Corrosion Protection while realizing the benefits from the 2014 Restructuring.
“In 2016, we expect to benefit from another year of stable market conditions across many of the Company’s end markets. In addition, given our estimation for a prolonged and challenging energy market, we have reduced our exposure in certain North American high cost extraction oil regions and are lowering annual operating costs by approximately $15 million. Despite the difficult energy environment, we expect 2016 adjusted earnings per share to be in line with the result achieved in 2015. Our outlook includes an anticipated contribution in the fourth quarter from a significant multi-year pipe coating and insulation contract.
“Looking forward, we are pursuing strategic initiatives to expand our presence in the rehabilitation of pressure pipelines, invest in new tools and process to expand our capabilities in midstream pipelines and add higher margin services to broaden our portfolio of solutions for customers. The recently completed acquisition of Underground Solutions underscores our progress in the pressure pipe market. In 2016, we also are launching a company-wide continuous improvement initiative to enhance productivity and are investing to further enhance our sales efforts to accelerate organic growth. We remain confident these are the right actions to achieve long term and sustainable growth.”

CONTRACT BACKLOG
(Unaudited, in millions)
The following table sets forth consolidated backlog by segment (in millions):

	December 31,
	2015	2014	2013
Infrastructure Solutions (1)	$311.2	$337.5	$329.9
Corrosion Protection	272.5	176.0	160.8
Energy Services (2) (3)	192.8	244.5	268.3
Total backlog	$776.5	$758.0	$759.0
_________________________________

(1)	December 31, 2015, 2014 and 2013 included backlog from restructured entities of $0.8 million, $3.7 million and $19.2 million, respectively.

(2)	December 31, 2015, 2014 and 2013 included upstream-related backlog of $41.1 million, $96.5 million and $109.1 million, respectively.

(3)
Represents expected unrecognized revenues to be realized under long-term Master Service Agreements and other signed contracts. If the remaining term of these arrangements exceeds 12 months, the unrecognized revenues attributable to such arrangements included in backlog are limited to only the next 12 months of expected revenues.

Consolidated contract backlog at December 31, 2015 increased 2.4 percent to $776.5 million compared to December 31, 2014. The backlog comparison includes an $11.1 million adverse impact from currency translation as a result of the strength of the United States dollar in 2015 and a significant reduction in upstream backlog for Energy Services and Corrosion Protection related to the current oil and gas market environment and the Company’s response through the previously announced strategic actions.
Infrastructure Solutions’ backlog declined 7.8 percent to $311.2 million at December 31, 2015 compared to December 31, 2014 as a result of three primary factors. The combination of adverse currency translation effects, coupled with the exit from certain international markets, accounted for $9.9 million, or 38 percent of the decline. In addition, a large pressure pipe rehabilitation project for the nuclear industry was in contract backlog at December 31, 2014 and was fully performed in 2015, which accounted for the remainder of the decrease year-over-year.
Corrosion Protection backlog increased 54.8 percent to $272.5 million at December 31, 2015 compared to December 31, 2014 because of the Company's execution of an offshore, deepwater pipe coating and insulation contract, which is valued at over $130 million, during the fourth quarter of 2015. The Company’s sale of its 51 percent stake in Bayou Perma-Pipe Canada, Ltd, further reductions in capital and maintenance expenditures by upstream customers and, to a lesser extent, for certain midstream customers, partially offset the increase in reported backlog. There was a $4.9 million adverse currency translation impact due to the strength of the United States dollar.
Energy Services backlog declined 21.1 percent to $192.8 million at December 31, 2015 compared to December 31, 2014 as a result of a significant decline in upstream backlog associated with the non-renewal in late 2015 of two long-term upstream maintenance contracts in Central California. Downstream backlog increased low single digits to remain at record levels as market conditions continue to be favorable.

Aegion Realignment and Restructuring

2016 Restructuring

On January 4, 2016, Aegion announced a restructuring plan to reposition Energy Services’ upstream operations in California, right-size the Corrosion Protection platform to compete more effectively in the energy markets and reduce corporate and other operating expenses. These actions were in response to the dramatic decline in oil prices and the Company’s assessment that the current low price environment would persist for the foreseeable future. Management intends to complete the cost reductions and record the majority of the estimated $7 to $9 million in pre-tax charges, most of which are cash charges, during the first quarter of 2016. The pre-tax charges relate to employee severance, extension of benefits, employment assistance programs, early lease termination and other non-cash costs associated with the restructuring. In addition to the actions taken to mitigate the upstream exposure, the restructuring initiative is expected to reduce consolidated annual operating expenses by approximately $15 million, most of which is to be realized in 2016.

2014 Restructuring

On October 6, 2014, Aegion announced a realignment and restructuring plan to exit low-return CIPP contracting markets within Infrastructure Solutions, right-size Corrosion Protection’s Bayou pipe coating facility in Louisiana and reduce the size of the Company’s overhead structure for the purpose of improving gross margins and profitability over the long term. In 2014, pre-tax charges were $49.5 million ($36.2 million after-tax, or $0.95 per diluted share). On a pre-tax basis, non-cash and cash charges were $43.8 million and $5.7 million, respectively. In 2015, the Company recorded pre-tax charges of $11.0 million ($8.7 million after-tax), or $0.24 per diluted share, related to the loss on the sale of Insituform’s contracting businesses in France and Switzerland, severance, retention and other cash items related to the shutdown of contracting operations in Hong Kong, Singapore and Malaysia and the combination of the Fyfe/Fibrwrap business with Insituform. There was a modest pre-tax charge of $0.3 million in the fourth quarter of 2015 related to trailing costs primarily associated with the shutdown of Insituform’s contracting operation in Hong Kong. On a pre-tax basis, non-cash and cash charges in 2015 were $4.7 million and $6.3 million, respectively. The 2014 Restructuring achieved its objective of generating pre-tax savings of $10.8 million, or $0.20 per diluted share, which was fully realized in 2015.

Consolidated Highlights

Fourth Quarter 2015 versus Fourth Quarter 2014
The Company reports its results on a GAAP and adjusted (non-GAAP) basis. Adjusted measures exclude certain pre-tax charges and are reconciled to the most directly comparable GAAP measures beginning on page 10.

Consolidated revenues declined $21.5 million, or 6.1 percent, to $330.7 million. The strength of the United States dollar resulted in a $14.9 million negative impact to consolidated revenues. Additionally, the Company’s October 2014 decision to exit several international contract installation markets in Infrastructure Solutions accounted for $6.3 million of the negative variance. The 2014 Restructuring and the negative currency translation impact were the primary reasons for the $9.9 million, or 6.8 percent, revenue decline to $135.1 million for Infrastructure Solutions. Excluding the currency translation impact, the North America water and wastewater business benefited from favorable weather and a healthy backlog position to match the equally strong performance in the prior year quarter. Revenues for Fyfe/Fibrwrap were primarily due to the completion of several larger projects in the prior year quarter. Revenues for Corrosion Protection declined $18.6 million, or 14.6 percent, to $108.8 million. Currency translation accounted for $9.8 million of the variance with the remainder the result of market challenges in the upstream market and deferral of certain projects in the North America midstream market. Energy Services grew revenues $7.0 million, or 8.8 percent, to $86.9 million because of continued strong performance in the West Coast downstream refining market, which more than offset the expected revenue decline in the challenging Central California upstream market.

Consolidated adjusted gross profit decreased $16.3 million, or 19.5 percent, to $67.5 million. Infrastructure Solutions’ adjusted gross profit declined 16.5 percent to $33.9 million and adjusted gross margins declined 290 basis points to 25.1 percent. Gross margins for the North American water and wastewater business were 24.8 percent, in line with the strong results in the prior year. The reasons for the margin percentage decline were weak economic conditions in the European contracting business, the exit of certain international contracting markets in 2015 and the successful close out of several large, high-margin, projects for Fyfe/Fibrwrap in the prior year. Corrosion Protection adjusted gross profit declined 29.0 percent to $22.9 million and adjusted gross margins contracted 430 basis points to 21.1 percent. Two factors accounted for the decline in adjusted gross profit. First, there was a significant reduction in higher margin activity because of the dramatic drop in oil prices, which resulted in, among other things, a mix shift to lower margin construction activity for the cathodic protection business in the midstream market. Second, we experienced project deferrals across the platform. Gross profit for Energy Services declined 2.4 percent to $10.7 million and gross margins declined 140 basis points to 12.3 percent as strong performance in the downstream market was offset by the impact of low oil prices on the North America upstream market. Foreign currency translation adversely impacted Infrastructure Solutions and Corrosion Protection gross profit by approximately $0.9 million and $1.8 million, respectively.

Consolidated adjusted operating expenses declined $9.4 million, or 17.0 percent, to $45.7 million. As a percent of revenues, the consolidated operating expense ratio declined 180 basis points to 13.8 percent.

Adjusted operating expenses for Infrastructure Solutions decreased 24.8 percent to $18.6 million as a result of savings from the 2014 Restructuring and further cost containment efforts, primarily in North America. Adjusted operating expenses for Corrosion Protection declined 9.3 percent to $20.2 million because of cost reduction efforts to address current market conditions. Energy Services’ adjusted operating expense decreased 14.9 percent to $6.9 million because of similar cost reduction efforts in light of the challenging upstream market environment.

Consolidated adjusted operating income declined 24.1 percent to $21.8 million. Infrastructure Solutions’ adjusted operating income declined 3.5 percent to $15.3 million despite continued strong performance in the North American water and wastewater business. Excluding the exit from certain international water and wastewater contract installation markets, adjusted operating income increased by 1.0 percent due to strong performance in the North American water and wastewater business and cost containment efforts. Corrosion Protection’s adjusted operating income declined $7.3 million to $2.7 million because of challenging conditions in the North American upstream market as well as some project deferrals and a mix shift to lower margin construction services in the North American midstream market. Based on strong downstream performance and reduction in operating expenses, adjusted operating income for Energy Services increased $0.9 million to $3.8 million. Adjusted operating margins for Infrastructure Solutions, Corrosion Protection and Energy Services were 11.3 percent, 2.5 percent and 4.4 percent, respectively. Foreign currency translation negatively impacted adjusted operating income by $1.7 million, which mostly affected Corrosion Protection and to a lesser extent Infrastructure Solutions.

The adjusted effective tax rate increased by 400 basis points to 28.3 percent because of a higher proportion of earnings in higher tax jurisdictions, primarily the United States. On a GAAP basis, the effective tax rate was 6.8 percent compared to 19.8 percent in 2014. The effective tax rate in 2015 was unfavorably impacted by significant pre-tax charges, primarily related to goodwill impairment, which are not deductible for tax purposes, United States income and foreign withholding taxes on the repatriation of foreign earnings, and the impact of establishing valuation allowances on deferred tax assets in jurisdictions where we are unlikely to recognize these benefits.

Cash Flow

Net cash flow provided by continuing operations was $132.0 million in 2015 compared to $81.9 million provided in 2014. Net changes in working capital was a $35.5 million source of cash compared to a $17.9 million use of cash in the prior year. There was an increase in accounts payable from strong business volume, while receivables were down significantly as a result of a concerted effort to instill greater billing and collection discipline across the Company. Days sales outstanding on receivables decreased approximately 15 days from the prior year period. Additionally, several large deposits related to pipe coating projects were received during 2015, which accounted for a portion of the decrease in days sales outstanding.

Net cash flow used by investing activities was $39.1 million in 2015 compared to $23.2 million used in 2014. The Company used $6.7 million, net of cash acquired, for the acquisition of Schultz Mechanical Contractors, Inc. in early 2015. Capital expenditures were $29.5 million in 2015 compared to $32.9 million in the prior year. Capital expenditures were lower in 2015 as a result of management efforts to control spending in response to challenging market conditions in the energy sector. In the first quarter 2014, the Company received proceeds of $9.1 million for the sale of the Company’s 49 percent interest in Bayou Coating, L.L.C., following the majority partner’s exercise of its buy-out right.

Net cash flows from financing activities used $50.2 million in 2015 compared to $34.6 million used in the prior year. During 2015, the Company used cash of $25.3 million to repurchase approximately 1.5 million shares of Company common stock through open market purchases and in connection with the Company’s equity compensation programs. The Company also made net payments of $24.0 million related to long-term debt, including $4.4 million in fees associated with the refinancing of its $650 million credit facility in October 2015. During 2014, the Company used net cash of $22.5 million to repurchase stock and $11.5 million to pay down the principal balance on its long-term debt.

Net cash flow for 2015 was an inflow of $36.7 million, which included a $6.0 million negative impact from currency exchange rate changes. This compares to a cash inflow of $16.9 million in 2014.

Other Items Affecting Fourth Quarter 2015 Earnings

In the fourth quarter of 2015, the Company conducted its annual review of goodwill and determined an impairment charge was required for Corrosion Protection’s CRTS business due to expectations for reduced shallow water offshore pipeline installation activity for its interior pipe weld inspection and coating services. As a result of contract losses in the Central California upstream energy market and the Company’s decision to reduce Aegion’s exposure in the upstream market, the Company conducted a separate review of goodwill for the Energy Services reporting unit and concluded an impairment was also necessary. Pre-tax, non-cash charges of $43.5 million ($35.7 million post-tax) related to the impairment of goodwill for these two businesses was recorded during the fourth quarter of 2015.

The Company recently reached a tentative settlement with an Infrastructure Solutions’ customer to forgo its accounts receivable claim and pay $2.8 million (inclusive of legal fees) to settle a long-term legal dispute. The $2.8 million litigation settlement amount was recorded in Infrastructure Solutions’ fourth quarter operating expense.

The Company recorded a $2.9 million pre-tax reserve related to certain long-dated accounts receivable related to its Mexican operation, which has been deemed uncollectible due primarily to multiple reorganizations by the customer. The reserve was included in the reported fourth quarter operating expense for Corrosion Protection.

The Company recognized in “Other Income (expense)” a loss totaling $0.8 million on the February 2016 sale of its 51 percent stake in Bayou Perma-Pipe Canada, Ltd. (“BPPC”) and the sale of the Fyfe Peru business entity. There was a USD $0.6 million loss on the sale of BPPC as a result of the foreign currency translation of Company’s share of recorded book value in the joint venture compared to the sale price of USD $9.6 million.

In October 2015, the Company refinanced its $650 million credit facility, which resulted in a $3.4 million charge to interest expense for third-party arranging fees, up-front lending fees and acceleration of unamortized fees from the prior credit facility.

The Company incurred acquisition-related expenses of $1.1 million within Infrastructure Solutions, primarily with respect to the purchase of Underground Solutions, Inc. and the pending acquisition of Fyfe Europe’s operations.

About Aegion

Aegion Corporation is a global leader in infrastructure protection and maintenance, providing proprietary technologies and services: (i) to protect against the corrosion of industrial pipelines; (ii) to rehabilitate and strengthen water, wastewater, energy and mining piping systems and buildings, bridges, tunnels and waterfront structures; and (iii) to utilize integrated professional services in engineering, procurement, construction, maintenance and turnaround services for a broad range of energy related industries. Aegion’s business activities include manufacturing, distribution, maintenance, construction, installation, coating and insulation, cathodic protection, research and development and licensing. More information about Aegion can be found on our internet site at www.aegion.com.

Forward-Looking Statements

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements. Aegion’s forward-looking statements in this news release represent its beliefs or expectations about future events or financial performance. These forward-looking statements are based on information currently available to Aegion and on management’s beliefs, assumptions, estimates or projections and are not guarantees of future events or results. When used in this document, the words “anticipate,” “estimate,” “believe,” “plan,” “intend, “may,” “will” and similar expressions are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. Such statements are subject to known and unknown risks, uncertainties and assumptions, including those referred to in the “Risk Factors” section of Aegion’s Annual Report on Form 10-K for the year ended December 31, 2015, as filed with the Securities and Exchange Commission on February 29, 2016, and in subsequently filed documents. In light of these risks, uncertainties and assumptions, the forward-looking events may not occur. In addition, Aegion’s actual results may vary materially from those anticipated, estimated, suggested or projected. Except as required by law, Aegion does not assume a duty to update forward-looking statements, whether as a result of new information, future events or otherwise. Investors should, however, review additional disclosures made by Aegion from time to time in Aegion’s filings with the Securities and Exchange Commission. Please use caution and do not place reliance on forward-looking statements. All forward-looking statements made by Aegion in this news release are qualified by these cautionary statements.

About Non-GAAP Financial Measures

Aegion has presented certain information in this release excluding certain items that impacted income, expense and earnings per share from continuing operations. The adjusted earnings per share in the fourth quarter and year ended December 31, 2015 exclude certain charges related to the 2014 Restructuring, the impairment of goodwill, refinancing costs, litigation settlement, acquisition-related expenses and reserves for certain long-dated accounts receivable. The adjusted earnings per share in the fourth quarter and year ended December 31, 2014 exclude certain charges related to the 2014 Restructuring Plan, the impairment of goodwill, the write-down of long-lived assets, the impairment of definite-lived intangible assets, acquisition-related expenses, reserves for certain long-dated accounts receivable, the Brinderson escrow settlement and the loss on sale of the Company’s 49 percent interest in Bayou Coating, L.L.C. and losses from discontinued operations.

Aegion management uses such non-GAAP information internally to evaluate financial performance for Aegion’s operations because Aegion’s management believes such non-GAAP information allows management to more accurately compare Aegion’s ongoing performance across periods. As such, Aegion’s management believes that providing non-GAAP financial information to Aegion’s investors is useful because it allows investors to evaluate Aegion’s performance using the same methodology and information used by Aegion management.

Aegion®, the Aegion® logo, Insituform®, Fibrwrap®, Fyfe®, Brinderson® and Underground Solutions® are registered trademarks of Aegion Corporation and its affiliates. (AEGN-ER)

CONTACT:	Aegion Corporation
David A. Martin, Executive Vice President and Chief Financial Officer
(636) 530-8000

AEGION CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(in thousands, except share and per share information)

	For the Quarters Ended December 31,		For the Years Ended December 31,
	2015	2014	2015	2014
Revenues	$330,713	$352,181	$1,333,570	$1,331,421
Cost of revenues	263,290	269,118	1,057,783	1,051,438
Gross profit	67,423	83,063	275,787	279,983
Operating expenses	51,513	64,439	209,477	234,105
Goodwill impairment	43,484	51,512	43,484	51,512
Definite-lived intangible asset impairment	—	1,220	—	12,116
Acquisition-related expenses	1,132	836	1,912	1,375
Restructuring charges	(66)	687	968	687
Operating income (loss)	(28,640)	(35,631)	19,946	(19,812)
Other income (expense):
Interest expense	(6,679)	(3,250)	(16,044)	(12,943)
Interest income	(11)	154	218	633
Other	(545)	(2,023)	(2,905)	(3,853)
Total other expense	(7,235)	(5,119)	(18,731)	(16,163)
Income (loss) before taxes on income	(35,875)	(40,750)	1,215	(35,975)
Taxes (benefit) on income (loss)	(2,442)	(8,057)	9,205	(3,840)
Loss before equity in earnings of affiliated companies	(33,433)	(32,693)	(7,990)	(32,135)
Equity (loss) in earnings of affiliated companies	—	(107)	—	570
Loss from continuing operations	(33,433)	(32,800)	(7,990)	(31,565)
Loss from discontinued operations	—	(3,221)	—	(3,847)
Net loss	(33,433)	(36,021)	(7,990)	(35,412)
Non-controlling interests	573	(875)	(77)	(1,755)
Net loss attributable to Aegion Corporation	$(32,860)	$(36,896)	$(8,067)	$(37,167)

Earnings per share attributable to Aegion Corporation:
Basic:
Loss from continuing operations	$(0.91)	$(0.90)	$(0.22)	$(0.88)
Loss from discontinued operations	—	(0.09)	—	(0.10)
Net loss	$(0.91)	$(0.99)	$(0.22)	$(0.98)
Diluted:
Loss from continuing operations	$(0.91)	$(0.90)	$(0.22)	$(0.88)
Loss from discontinued operations	—	(0.09)	—	(0.10)
Net loss	$(0.91)	$(0.99)	$(0.22)	$(0.98)

Weighted average shares outstanding - Basic	36,209,836	37,351,846	36,554,437	37,651,492
Weighted average shares outstanding - Diluted	36,209,836	37,351,846	36,554,437	37,651,492

AEGION CORPORATION AND SUBSIDIARIES
STATEMENT OF OPERATIONS RECONCILIATION
(Unaudited) (Non-GAAP)
(in thousands, except share and per share information)

For the Quarter Ended December 31, 2015

	As Reported (GAAP)	2014 Restructuring	Goodwill Impairment	Credit Facility Fees	Acquisition- Related Expenses	Divestiture Activity	Litigation Settlement	Reserves for Long-Dated Accounts Receivable	As Adjusted (Non-GAAP)
		(1)	(2)	(3)	(4)	(5)	(6)	(7)
Affected Line Items:
Cost of revenues	$263,290	$(74)	$—	$—	$—	$—	$—	$—	$263,216
Gross profit	67,423	74	—	—	—	—	—	—	67,497
Operating expenses	51,513	(197)	—	—	—	—	(2,771)	(2,883)	45,662
Goodwill impairment	43,484	—	(43,484)	—	—	—	—	—	—
Acquisition-related expenses	1,132	—	—	—	(1,132)	—	—	—	—
Restructuring charges	(66)	66	—	—	—	—	—	—	—
Operating income (loss)	(28,640)	205	43,484	—	1,132	—	2,771	2,883	21,835
Other income (expense):
Interest expense	(6,679)	14	—	3,377	—	—	—	—	(3,288)
Other	(545)	32	—	—	—	801	—	—	288
Income (loss) before taxes on income	(35,875)	251	43,484	3,377	1,132	801	2,771	2,883	18,824
Taxes (benefit) on income (loss)	(2,442)	351	7,773	1,354	(3,058)	(626)	1,111	865	5,328
Net income (loss)	(33,433)	(100)	35,711	2,023	4,190	1,427	1,660	2,018	13,496
Non-controlling interests	573	—	—	—	—	—	—	(908)	(335)

Income from continuing operations attributable to Aegion Corporation (8)	(32,860)	(100)	35,711	2,023	4,190	1,427	1,660	1,110	13,161

Diluted earnings per share:
Income from continuing operations attributable to Aegion Corporation (8)	$(0.91)	$—	$0.98	$0.06	$0.11	$0.04	$0.05	$0.03	$0.36
_________________________________

(1)
Includes the following non-GAAP adjustments: (i) pre-tax restructuring charges for cost of revenues of $74 related to the write-off of certain other assets; (ii) pre-tax restructuring charges for operating expenses of $197 related to early lease termination costs and other restructuring charges; (iii) pre-tax restructuring charges of $66 related to severance and benefit related costs in accordance with ASC 420, Exit or Disposal Cost Obligations, and recorded as “Restructuring charges” in the Consolidated Statements of Operations; and (iv) pre-tax restructuring charges of $46 related to the write-off of certain other assets.

(2)	Includes non-GAAP adjustments related to pre-tax charges recorded for goodwill impairment totaling $43,484 for the CRTS ($9,957) and Energy Services ($33,527) reporting units.

(3)	Includes non-GAAP adjustments related to certain out-of-pocket expenses and acceleration of certain unamortized fees associated with the refinancing of the Company’s credit facility during the period.

(4)
Includes non-GAAP adjustments related to expenses incurred in connection with: (i) the Company’s acquisition of Underground Solutions, Inc.; and (ii) other potential acquisition activity pursued by the Company during the period.

(5)	Includes non-GAAP adjustments for losses on the sale of Bayou Perma-Pipe Canada, Ltd. and Fibrwrap Construction Peru S.A.C.

(6)	Includes non-GAAP adjustments related to reserves for the tentative settlement of a disputed matter within the Infrastructure Solutions segment.

(7)	Includes non-GAAP adjustments related to reserves for accounts receivable associated with long-dated receivables within the Corrosion Protection segment.

(8)	Includes non-controlling interests.

AEGION CORPORATION AND SUBSIDIARIES
STATEMENT OF OPERATIONS RECONCILIATION
(Unaudited) (Non-GAAP)
(in thousands, except share and per share information)

For the Quarter Ended December 31, 2014

	As Reported (GAAP)	2014 Restructuring	Long-Lived Asset and Goodwill Impairments	Acquisition-Related Expenses	Reserves for Long-Dated Accounts Receivable	Brinderson Escrow Settlement	As Adjusted (Non-GAAP)
		(1)	(2)	(3)	(4)	(5)
Affected Line Items:
Cost of revenues	$269,118	$(754)	$—	$—	$—	$—	$268,364
Gross profit	83,063	754	—	—	—	—	83,817
Operating expenses	64,439	(6,430)	—	—	(7,465)	4,500	55,044
Goodwill impairment	51,512	—	(51,512)	—	—	—	—
Definite-lived intangible asset impairment	1,220	—	(1,220)	—	—	—	—
Acquisition-related expenses	836	—	—	(836)	—	—	—
Restructuring charges	687	(687)	—	—	—	—	—
Operating income (loss)	(35,631)	7,871	52,732	836	7,465	(4,500)	28,773
Other income (expense):
Interest expense	(3,250)	199	—	—	—	—	(3,051)
Other	(2,023)	1,495	—	—	—	—	(528)
Income (loss) before taxes on income	(40,750)	9,565	52,732	836	7,465	(4,500)	25,348
Taxes (benefit) on income (loss)	(8,057)	6,448	6,119	333	2,971	(1,656)	6,158

Income (loss) from continuing operations attributable to Aegion Corporation (6)	(33,675)	3,117	46,613	503	4,494	(2,844)	18,208

Diluted earnings per share:
Income (loss) from continuing operations attributable to Aegion Corporation (6)	$(0.90)	$0.08	$1.25	$0.01	$0.12	$(0.08)	$0.48
_________________________________

(1)
Includes the following non-GAAP adjustments: (i) pre-tax restructuring charges for cost of revenues of $754 related to impairment of fixed assets, inventory obsolescence and write-off of certain other assets; (ii) pre-tax restructuring charges for operating expenses of $6,430 related to bad debt expenses, impairment of fixed assets, write-off of certain other assets and accrued expenses, and other restructuring charges; (iii) pre-tax restructuring charges of $687 related to severance and benefit related costs in accordance with ASC 420, Exit or Disposal Cost Obligations, and recorded as “Restructuring charges” in the Consolidated Statements of Operations (GAAP); and (iv) pre-tax restructuring charges of $1,694 related to the write-off of certain other assets, including the loss on the sale of the CIPP contracting operation in Switzerland.

(2)
Includes non-GAAP adjustments related to pre-tax charges related to: (i) goodwill impairment totaling $51,512 for the following reporting units: $29,735 for Bayou, $16,069 for Fyfe and $5,708 for CRTS; and (ii) definite-lived intangible asset impairment totaling $1,220 for Fyfe Latin America.

(3)	Includes non-GAAP adjustments related to expenses incurred in connection with acquisition activity pursued by the Company during the period.

(4)
Includes non-GAAP adjustments related to reserves for accounts receivable associated with long-dated receivables, some of which were in litigation or dispute, within the Infrastructure Solutions segment.

(5)
Represents non-GAAP adjustments related to proceeds received in connection with the settlement of escrow claims related to the purchase of Brinderson. The total amount of the proceeds was $5,500, of which $1,000 relates to working capital and was recorded as a purchase price adjustment and the remaining $4,500 was recorded as an offset to Operating expenses in the Consolidated Statements of Operations.

(6)	Includes non-controlling interests.

AEGION CORPORATION AND SUBSIDIARIES
STATEMENT OF OPERATIONS RECONCILIATION
(Unaudited) (Non-GAAP)
(in thousands, except share and per share information)

For the Year Ended December 31, 2015

	As Reported (GAAP)	2014 Restructuring	Goodwill Impairment	Credit Facility Fees	Acquisition-Related Expenses	Divestiture Activity	Litigation Settlement	Reserves for Long-Dated Accounts Receivable	As Adjusted (Non-GAAP)
		(1)	(2)	(3)	(4)	(5)	(6)	(7)
Affected Line Items:
Cost of revenues	$1,057,783	$(2,717)	$—	$—	$—	$—	$—	$—	$1,055,066
Gross profit	275,787	2,717	—	—	—	—	—	—	278,504
Operating expenses	209,477	(4,387)	—	—	—	—	(2,771)	(2,883)	199,436
Goodwill impairment	43,484	—	(43,484)	—	—	—	—	—	—
Acquisition-related expenses	1,912	—	—	—	(1,912)	—	—	—	—
Restructuring charges	968	(968)	—	—	—	—	—	—	—
Operating income	19,946	8,072	43,484	—	1,912	—	2,771	2,883	79,068
Other income (expense):
Interest expense	(16,044)	140	—	3,377	—	—	—	—	(12,527)
Other	(2,905)	2,768	—	—	—	801	—	—	664
Income before taxes on income	1,215	10,980	43,484	3,377	1,912	801	2,771	2,883	67,423
Taxes on income	9,205	2,268	7,773	1,354	(2,745)	(626)	1,111	865	19,205
Net income (loss)	(7,990)	8,712	35,711	2,023	4,657	1,427	1,660	2,018	48,218
Non-controlling interests	(77)	—	—	—	—	—	—	(908)	(985)

Income from continuing operations attributable to Aegion Corporation (8)	(8,067)	8,712	35,711	2,023	4,657	1,427	1,660	1,110	47,233

Diluted earnings per share:
Income from continuing operations attributable to Aegion Corporation (8)	$(0.22)	$0.24	$0.97	$0.05	$0.13	$0.04	$0.04	$0.03	$1.28
_________________________________

(1)
Includes the following non-GAAP adjustments: (i) pre-tax restructuring charges for cost of revenues of $2,717 related to the write-off of certain other assets; (ii) pre-tax restructuring charges for operating expenses of $4,387 related to reserves for potentially uncollectable receivables, early lease termination costs, and other restructuring charges; (iii) pre-tax restructuring charges of $968 related to severance and benefit related costs in accordance with ASC 420, Exit or Disposal Cost Obligations, and recorded as “Restructuring charges” in the Consolidated Statements of Operations; and (iv) pre-tax restructuring charges of $2,908 related to the write-off of certain other assets, including the loss on the sale of the CIPP contracting operation in France.

(2)	Includes non-GAAP adjustments related to pre-tax charges recorded for goodwill impairment totaling $43,484 for the CRTS ($9,957) and Energy Services ($33,527) reporting units.

(3)	Includes non-GAAP adjustments related to certain out-of-pocket expenses and acceleration of certain unamortized fees associated with the refinancing of the Company’s credit facility during the year.

(4)
Includes non-GAAP adjustments related to expenses incurred in connection with: (i) the Company’s acquisition of Schultz Mechanical Contractors, Inc.; (ii) the Company’s acquisition of Underground Solutions, Inc.; and (iii) other potential acquisition activity pursued by the Company during the year.

(5)	Includes non-GAAP adjustments for losses on the sale of Bayou Perma-Pipe Canada, Ltd. and Fibrwrap Construction Peru S.A.C.

(6)	Includes non-GAAP adjustments related to reserves for the tentative settlement of a disputed matter within the Infrastructure Solutions segment.

(7)	Includes non-GAAP adjustments related to reserves for accounts receivable associated with long-dated receivables within the Corrosion Protection segment.

(8)	Includes non-controlling interests.

AEGION CORPORATION AND SUBSIDIARIES
STATEMENT OF OPERATIONS RECONCILIATION
(Unaudited) (Non-GAAP)
(in thousands, except share and per share information)

For the Year Ended December 31, 2014

	As Reported (GAAP)	2014 Restructuring	Long-Lived Asset and Goodwill Impairments	Acquisition-Related Expenses	Divestiture Activity	Reserves for Long-Dated Accounts Receivable	Brinderson Escrow Settlement	As Adjusted (Non-GAAP)
		(1)	(2)	(3)	(4)	(5)	(6)
Affected Line Items:
Cost of revenues	$1,051,438	$(15,694)	$—	$—	$—	$—	$—	$1,035,744
Gross profit	279,983	15,694	—	—	—	—	—	295,677
Operating expenses	234,105	(20,547)	—	—	—	(7,465)	4,500	210,593
Goodwill impairment	51,512	—	(51,512)	—	—	—	—	—
Definite-lived intangible asset impairment	12,116	(10,896)	(1,220)	—	—	—	—	—
Acquisition-related expenses	1,375	—	—	(1,375)	—	—	—	—
Restructuring charges	687	(687)	—	—	—	—	—	—
Operating income (loss)	(19,812)	47,824	52,732	1,375	—	7,465	(4,500)	85,084
Other income (expense):
Interest expense	(12,943)	199	—	—	—	—	—	(12,744)
Other	(3,853)	1,495	—	—	472	—		(1,886)
Income (loss) before taxes on income	(35,975)	49,518	52,732	1,375	472	7,465	(4,500)	71,087
Taxes (benefit) on income (loss)	(3,840)	13,365	6,119	547	194	2,971	(1,656)	17,700

Income (loss) from continuing operations attributable to Aegion Corporation (4)	(33,320)	36,153	46,613	828	278	4,494	(2,844)	52,202

Diluted earnings per share:
Income (loss) from continuing operations attributable to Aegion Corporation (4)	$(0.88)	$0.95	$1.23	$0.02	$0.01	$0.11	$(0.07)	$1.37
_________________________________

(1)
Includes the following non-GAAP adjustments: (i) pre-tax restructuring charges for cost of revenues of $15,694 associated with the write-down of long-lived assets, impairment of fixed assets, inventory obsolescence and write-off of certain other assets; (ii) pre-tax restructuring charges for operating expenses of $20,547 related to the write-down of long-lived assets, bad debt expenses, impairment of fixed assets, write-off of certain other assets and accrued expenses, and other restructuring charges; (iii) pre-tax restructuring charges for the impairment of definite-lived intangible assets of $10,896 related to Bayou’s reporting unit; (iv) pre-tax restructuring charges of $687 related to severance and benefit related costs in accordance with ASC 420, Exit or Disposal Cost Obligations, and recorded as “Restructuring charges” in the Consolidated Statements of Operations; and (v) pre-tax restructuring charges of $1,694 related to the write-off of certain other assets, including the loss on the sale of the CIPP contracting operation in Switzerland.

(2)
Includes non-GAAP adjustments related to pre-tax charges related to: (i) goodwill impairment totaling $51,512 for the following reporting units: $29,735 for Bayou, $16,069 for Fyfe and $5,708 for CRTS; and (ii) definite-lived intangible asset impairment totaling $1,220 for Fyfe Latin America.

(3)
Includes non-GAAP adjustments related to expenses incurred in connection with (i) the Company’s 2012 acquisition of Fyfe Group LLC’s Asian operations; (ii) the Company’s 2013 acquisition of Brinderson, L.P.; and (iii) other potential acquisition activity pursued by the Company during the year.

(4)
Includes non-GAAP adjustments relating to a loss on the sale of the Company’s 49 percent interest in Bayou Coating, L.L.C. The difference between the Company’s recorded gross equity in earnings of affiliated companies of approximately $1,200 and the final equity distribution settlement of $700 resulted in a loss of approximately $500.

(5)
Includes non-GAAP adjustments related to reserves for accounts receivable associated with long-dated receivables, some of which were in litigation or dispute, within the Infrastructure Solutions segment.

(6)
Represents proceeds received in connection with the settlement of escrow claims related to the purchase of Brinderson. The total amount of the proceeds was $5,500, of which $1,000 relates to working capital and was recorded as a purchase price adjustment and the remaining $4,500 was recorded as an offset to Operating expenses in the Consolidated Statements of Operations.

(7)	Includes non-controlling interests and equity in earnings of affiliated companies.

Segment Reporting
Infrastructure Solutions

(in thousands)	Quarter Ended December 31, 2015			Quarter Ended December 31, 2014
	As Reported (GAAP)	Adjustments (1)	As Adjusted (Non-GAAP)	As Reported (GAAP)	Adjustments (2)	As Adjusted (Non-GAAP)

Revenues	$135,064	$—	$135,064	$144,994	$—	$144,994
Cost of revenues	101,243	(74)	101,169	105,175	(754)	104,421
Gross profit	33,821	74	33,895	39,819	754	40,573
Gross profit margin	25.0%		25.1%	27.5%		28.0%
Operating expenses	21,590	(2,968)	18,622	38,642	(13,895)	24,747
Goodwill impairment	—	—	—	16,069	(16,069)	—
Definite-lived intangible asset impairment	—	—	—	1,220	(1,220)	—
Acquisition-related expenses	1,132	(1,132)	—	—	—	—
Restructuring charges	(66)	66	—	687	(687)	—
Operating income (loss)	11,165	4,108	15,273	(16,799)	32,625	15,826
Operating margin	8.3%		11.3%	(11.6)%		10.9%
_________________________________

(1)
Includes non-GAAP adjustments related to: (i) pre-tax restructuring charges associated with the write-off of certain other assets, early lease termination costs, severance and benefit related costs, and other restructuring charges; (ii) reserves for the tentative settlement of a disputed matter; and (iii) acquisition expenses incurred primarily in connection with the Company’s acquisition of Underground Solutions, Inc.

(2)
Includes non-GAAP adjustments related to: (i) pre-tax restructuring charges associated with inventory obsolescence, reserves for potentially uncollectable receivables, write-off of certain other assets and accrued expenses, and other restructuring charges; (ii) impairment of goodwill for the Fyfe reporting unit; and (iii) impairment of definite-lived intangible assets for Fyfe Latin America.

Corrosion Protection

(in thousands)	Quarter Ended December 31, 2015			Quarter Ended December 31, 2014
	As Reported (GAAP)	Adjustments (1)	As Adjusted (Non-GAAP)	As Reported (GAAP)	Adjustments (2)	As Adjusted (Non-GAAP)

Revenues	$108,764	$—	$108,764	$127,320	$—	$127,320
Cost of revenues	85,855	—	85,855	95,033	—	95,033
Gross profit	22,909	—	22,909	32,287	—	32,287
Gross profit margin	21.1%		21.1%	25.4%		25.4%
Operating expenses	23,045	(2,883)	20,162	22,218	—	22,218
Goodwill impairment	9,957	(9,957)	—	35,443	(35,443)	—
Acquisition-related expenses	—	—	—	522	(522)	—
Operating income (loss)	(10,093)	12,840	2,747	(25,896)	35,965	10,069
Operating margin	(9.3)%		2.5%	(20.3)%		7.9%
_________________________________

(1)	Includes non-GAAP adjustments related to: (i) reserves for accounts receivable associated with long-dated receivables; and (ii) impairment of goodwill for the CRTS reporting unit.

(2)
Includes non-GAAP adjustments related to: (i) impairment of goodwill for the Bayou and CRTS reporting units; and (ii) expenses incurred in conjunction with potential acquisition activity pursued by the Company during the quarter.

Energy Services

(in thousands)	Quarter Ended December 31, 2015			Quarter Ended December 31, 2014
	As Reported (GAAP)	Adjustments (1)	As Adjusted (Non-GAAP)	As Reported (GAAP)	Adjustments (2)	As Adjusted (Non-GAAP)

Revenues	$86,885	$—	$86,885	$79,867	$—	$79,867
Cost of revenues	76,192	—	76,192	68,910	—	68,910
Gross profit	10,693	—	10,693	10,957	—	10,957
Gross profit margin	12.3%		12.3%	13.7%		13.7%
Operating expenses	6,878	—	6,878	3,579	4,500	8,079
Goodwill impairment	33,527	(33,527)	—	—	—	—
Acquisition-related expenses	—	—	—	314	(314)	—
Operating income (loss)	(29,712)	33,527	3,815	7,064	(4,186)	2,878
Operating margin	(34.2)%		4.4%	8.8%		3.6%
_________________________________

(1)	Includes non-GAAP adjustments related to impairment of goodwill for the Energy Services reporting unit.

(2)
Includes non-GAAP adjustments related to: (i) proceeds received in connection with the settlement of escrow claims related to the purchase of Brinderson; and (ii) expenses incurred in conjunction with the Company’s acquisition of Schultz Mechanical Contractors, Inc. in March 2015.

Infrastructure Solutions

(in thousands)	Year Ended December 31, 2015			Year Ended December 31, 2014
	As Reported (GAAP)	Adjustments (1)	As Adjusted (Non-GAAP)	As Reported (GAAP)	Adjustments (2)	As Adjusted (Non-GAAP)

Revenues	$556,234	$—	$556,234	$567,205	$—	$567,205
Cost of revenues	416,339	(2,717)	413,622	431,322	(4,356)	426,966
Gross profit	139,895	2,717	142,612	135,883	4,356	140,239
Gross profit margin	25.2%		25.6%	24.0%		24.7%
Operating expenses	90,928	(7,158)	83,770	124,101	(28,012)	96,089
Goodwill impairment	—	—	—	16,069	(16,069)	—
Definite-lived intangible asset impairment	—	—	—	1,220	(1,220)	—
Acquisition-related expenses	1,132	(1,132)	—	—	—	—
Restructuring charges	968	(968)	—	687	(687)	—
Operating income (loss)	46,867	11,975	58,842	(6,194)	50,344	44,150
Operating margin	8.4%		10.6%	(1.1)%		7.8%
_________________________________

(1)
Includes non-GAAP adjustments related to: (i) pre-tax restructuring charges associated with the write-off of certain other assets, reserves for potentially uncollectable receivables, early lease termination costs, severance and benefit related costs, and other restructuring charges; (ii) reserves for the tentative settlement of a disputed matter; and (iii) acquisition expenses incurred primarily in connection with the Company’s acquisition of Underground Solutions, Inc.

(2)
Includes non-GAAP adjustments related to: (i) pre-tax restructuring charges associated with inventory obsolescence, reserves for potentially uncollectable receivables, write-down of long-lived assets, impairment of fixed assets, write-off of certain other assets and accrued expenses, and other restructuring charges; (ii) impairment of goodwill for the Fyfe reporting unit; and (iii) impairment of definite-lived intangible assets for Fyfe Latin America.

Corrosion Protection

(in thousands)	Year Ended December 31, 2015			Year Ended December 31, 2014
	As Reported (GAAP)	Adjustments (1)	As Adjusted (Non-GAAP)	As Reported (GAAP)	Adjustments (2)	As Adjusted (Non-GAAP)

Revenues	$437,921	$—	$437,921	$458,409	$—	$458,409
Cost of revenues	344,701	—	344,701	359,105	(11,338)	347,767
Gross profit	93,220	—	93,220	99,304	11,338	110,642
Gross profit margin	21.3%		21.3%	21.7%		24.1%
Operating expenses	84,577	(2,883)	81,694	83,256	—	83,256
Goodwill impairment	9,957	(9,957)	—	35,443	(35,443)	—
Definite-lived intangible asset impairment	—	—	—	10,896	(10,896)	—
Acquisition-related expenses	457	(457)	—	719	(719)	—
Operating income (loss)	(1,771)	13,297	11,526	(31,010)	58,396	27,386
Operating margin	(0.4)%		2.6%	(6.8)%		6.0%
_________________________________

(1)
Includes non-GAAP adjustments related to: (i) reserves for accounts receivable associated with long-dated receivables; (ii) impairment of goodwill for the CRTS reporting unit; and (iii) expenses incurred in conjunction with potential acquisition activity pursued by the Company during the year.

(2)
Includes non-GAAP adjustments related to: (i) pre-tax restructuring and impairment-related charges for Bayou’s operation for the write-down of long-lived assets and the impairment of definite-lived intangible assets; (ii) impairment of goodwill for the Bayou and CRTS reporting units; and (iii) expenses incurred in conjunction with potential acquisition activity pursued by the Company during the year.

Energy Services

(in thousands)	Year Ended December 31, 2015			Year Ended December 31, 2014
	As Reported (GAAP)	Adjustments (1)	As Adjusted (Non-GAAP)	As Reported (GAAP)	Adjustments (2)	As Adjusted (Non-GAAP)

Revenues	$339,415	$—	$339,415	$305,807	$—	$305,807
Cost of revenues	296,743	—	296,743	261,011	—	261,011
Gross profit	42,672	—	42,672	44,796	—	44,796
Gross profit margin	12.6%		12.6%	14.6%		14.6%
Operating expenses	33,972	—	33,972	26,748	4,500	31,248
Goodwill impairment	33,527	(33,527)	—	—	—	—
Acquisition-related expenses	323	(323)	—	656	(656)	—
Operating income (loss)	(25,150)	33,850	8,700	17,392	(3,844)	13,548
Operating margin	(7.4)%		2.6%	5.7%		4.4%
_________________________________

(1)
Includes non-GAAP adjustments related to: (i) impairment of goodwill for the Energy Services reporting unit; and (ii) expenses incurred in conjunction with the Company’s acquisition of Schultz Mechanical Contractors, Inc. during the year.

(2)
Includes non-GAAP adjustments related to: (i) proceeds received in connection with the settlement of escrow claims related to the purchase of Brinderson; and (ii) expenses incurred in conjunction with the Company’s acquisitions of Brinderson, L.P. and Schultz Mechanical Contractors, Inc.

AEGION CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(in thousands, except share amounts)

	December 31,
	2015	2014
Assets
Current assets
Cash and cash equivalents	$209,253	$174,965
Restricted cash	5,796	2,075
Receivables, net of allowances of $14,524 and $19,307, respectively	200,883	227,481
Retainage	37,285	38,318
Costs and estimated earnings in excess of billings	89,141	94,045
Inventories	47,779	59,192
Prepaid expenses and other current assets	66,999	42,046
Assets held for sale	21,060	—
Total current assets	678,196	638,122
Property, plant & equipment, less accumulated depreciation	144,833	168,213
Other assets
Goodwill	249,120	293,023
Identified intangible assets, less accumulated amortization	174,118	182,273
Deferred income tax assets	2,130	3,334
Other assets	9,910	10,708
Total other assets	435,278	489,338
Total Assets	$1,258,307	$1,295,673

Liabilities and Equity
Current liabilities
Accounts payable	$72,732	$83,285
Accrued expenses	112,951	111,617
Billings in excess of costs and estimated earnings	87,475	43,022
Current maturities of long-term debt and line of credit	17,648	26,399
Liabilities held for sale	6,961	—
Total current liabilities	297,767	264,323
Long-term debt, less current maturities	337,774	351,076
Deferred income tax liabilities	19,386	22,913
Other non-current liabilities	8,824	12,276
Total liabilities	663,751	650,588

Equity
Preferred stock, undesignated, $.10 par – shares authorized 2,000,000; none outstanding	—	—
Common stock, $.01 par – shares authorized 125,000,000; shares issued and outstanding 36,053,499 and 37,360,515, respectively	361	374
Additional paid-in capital	199,951	217,289
Retained earnings	425,574	433,641
Accumulated other comprehensive loss	(47,861)	(24,669)
Total stockholders’ equity	578,025	626,635
Non-controlling interests	16,531	18,450
Total equity	594,556	645,085
Total Liabilities and Equity	$1,258,307	$1,295,673

AEGION CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited) (in thousands)

	For the Year Ended December 31,
	2015	2014
Cash flows from operating activities:
Net loss	$(7,990)	$(35,412)
Loss from discontinued operations	—	3,847
	(7,990)	(31,565)
Adjustments to reconcile to net cash provided by operating activities:
Depreciation and amortization	43,791	44,312
Gain on sale of fixed assets	(929)	(310)
Equity-based compensation expense	7,987	5,073
Deferred income taxes	924	(16,816)
Equity in earnings of affiliated companies	—	(570)
Non-cash restructuring charges	1,816	20,592
Fixed asset impairment	—	11,870
Definite-lived intangible asset impairment	—	12,116
Goodwill impairment	43,484	51,512
(Gain) loss on sale of businesses	3,414	988
Debt issuance costs	3,377	157
Loss on foreign currency transactions	80	627
Other	(168)	1,279
Changes in operating assets and liabilities (net of acquisitions):
Restricted cash related to operating activities	(382)	(454)
Return on equity of affiliated companies	—	590
Receivables net, retainage and costs and estimated earnings in excess of billings	12,283	(41,211)
Inventories	6,984	(5,286)
Prepaid expenses and other assets	(28,895)	3,465
Accounts payable and accrued expenses	(582)	5,997
Billings in excess of costs and estimated earnings	45,700	19,100
Other operating	1,129	402
Net cash provided by operating activities of continuing operations	132,023	81,868
Net cash used in operating activities of discontinued operations	—	(1,045)
Net cash provided by operating activities	132,023	80,823

Cash flows from investing activities:
Capital expenditures	(29,454)	(32,899)
Proceeds from sale of fixed assets	3,173	1,547
Patent expenditures	(1,503)	(1,923)
Restricted cash related to investing activities	(3,538)	(1,153)
Purchase of Schultz Mechanical Contractors, Inc.	(6,662)	—
Purchase of Fyfe Asia, net of cash acquired	(1,098)	—
Purchase of Brinderson, net of cash acquired	—	1,000
Proceeds from sale of interests in Bayou Coating, L.L.C.	—	9,065
Proceeds from sale of Ka-te Insituform AG	—	1,123
Net cash used in investing activities of continuing operations	(39,082)	(23,240)
Net cash provided by investing activities of discontinued operations	—	1,045
Net cash used in investing activities	(39,082)	(22,195)

Cash flows from financing activities:
Proceeds from issuance of common stock upon stock option exercises, including tax effects	2,466	8,615
Repurchase of common stock	(27,804)	(31,085)
Sale of non-controlling interest	239	—
Purchase of or distributions to non-controlling interest	(472)	(617)
Payment of earnout related to acquisition of CRTS, Inc.	(684)	—
Credit facility financing fees	(4,360)	(783)
Proceeds from notes payable	1,505	1,284
Principal payments on notes payable	(1,875)	—
Proceeds from line of credit	26,000	18,000
Payments on line of credit	(71,500)	(8,000)
Proceeds from long-term debt	350,000	—
Principal payments on long-term debt	(323,750)	(22,039)
Net cash used in financing activities	(50,235)	(34,625)
Effect of exchange rate changes on cash	(5,975)	(7,083)
Net increase in cash and cash equivalents for the year	36,731	16,920
Cash and cash equivalents, beginning of year	174,965	158,045
Cash and cash equivalents, end of year	211,696	174,965
Cash and cash equivalents associated with assets held for sale, end of year	(2,443)	—
Cash and cash equivalents from continuing operations, end of year	$209,253	$174,965